EXHIBIT 3.111

RESTATED

BYLAWS

MAJESTIC CONTRACTORS, INC.

ARTICLE ONE

Names, Seal and Fiscal Year

Section 1.01 The name of the corporation is Majestic Mining, Inc.

Section 1.02 The seal of the corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same on paper. The name “Majestic Mining, Inc.” shall appear about the upper periphery of the seal and the word “Texas” shall appear about the lower periphery. In the center of the seal shall appear a five point star.

Section 1.03 The fiscal year of the corporation shall begin on the 1st day of November in each year and end on the 31st day of October in the next year.

ARTICLE TWO

Capital Stock

Section 2.01 No business shall be commended until the corporation has issued 1000 shares of common stock and received into its Treasury not less than One Thousand Dollars in cash.

Section 2.02 The Capital Stock, including both authorized but previously unissued shares, as well as treasury shares, may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

Section 2.03 The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders, as the case may be, as to the value of the consideration for shares shall be conclusive. No certificate shall be issued for any share until such share is fully paid.

Section 2.04 Each holder of the capital stock of the corporation shall be entitled to a certificate signed by the President and the Secretary or an Assistant Secretary of the corporation,

and sealed with the seal of the corporation, certifying the number of shares owned by him in the corporation. Such certificate shall be substantially in the form marked “Specimen” annexed to these Bylaws and incorporated by reference herein.

Section 2.05 The shares of the corporation shall be transferable only on the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney.

ARTICLE THREE

Shareholders Meetings

Section 3.01 Meetings of the shareholders of. the corporation shall be held at such time and at such location as determined by the Board of Directors, with notice of meeting to the shareholders as required by Article 2.25 of the Texas Business Corporation Act.

Section 3.02 The annual meeting of the shareholders shall be held at ten o’clock a.m. on the 3rd day of February of each year, or on such other day in February of any year as the Board of Directors may designate for such year, with notice to the shareholders as required by Section 3.04.

Section 3.03 Special meetings of the shareholders may be called by the President, the Board of Directors or the holders of not less than one-tenth of all of the shares of the corporation.

Section 3.04 Notice of the place, day and hour of any shareholders’ meeting shall be given as required by Article 2.25 of the Texas Business Corporation Act.

Section 3.05 Nothing contained in these Bylaws shall be construed to require any actual meeting of shareholders in any case where all of the shareholders entitled to vote on any action shall, without a meeting, sign a consent in writing thereto as provided in Article 9.10 of the Texas Business Corporation Act.

Section 3.06 Each owner or holder of common stock shall be entitled to one vote for each share of stock standing in his name. Cumulative voting not being granted by the Articles of Incorporation is therefore denied.

Section 3.07 For the purpose of determining shareholders entitled to notice of or to vote at any meeting or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination or shareholders for any proper purpose, a record date is hereby established thirty days prior to the action to be taken and the shareholders entitled to receive notice, to vote, etc., shall be determined as of such record date.

Section 3.08 The owners or holders of a majority of the shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

ARTICLE FOUR

The Board of Directors

Section 4.01 The business and affairs of the corporation shall be managed by a Board of one or more Directors who need not be residents of the State of Texas or shareholders of the corporation.

Section 4.02 Members of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified.

Section 4.03 Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.04 Meetings of the Board of Directors of the corporation, regular or special, may be held either within or without the State of Texas.

Section 4.05 The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at such time and at such location as determined by the Board of Directors for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 4.06 Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for such meeting, or by word of mouth, telephone, or radiophone received not later than during the second day immediately preceding the day for such meeting, upon the call of the Chairman of the Board, the President or Secretary of the corporation, at any place within or without the State of Texas. Notice of any other meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a Director at such meeting shall constitute a waiver of notice thereof, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting. The affidavit of the Secretary of the corporation stating the mode and time of the giving of notice to any Director, the content of each notice, and the fact that such notice was given to all Directors in accordance with this Section may be incorporated in the Minute Book and shall constitute prima facia evidence of the truth of the facts therein stated in any action of legal proceeding in which the proper giving of notice to any or all Directors is attacked.

Section 4.07 A majority of the number of Directors fixed by the Code of Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

Section 4.08 At any annual or special meeting, the shareholders of the corporation shall have the power to remove any Director for any cause. The office of a Director shall be deemed vacated:

(a) if he becomes bankrupt or suspends payment or compounds with his creditors or makes an authorized assignment or is declared insolvent;

(b) if he is found to be a lunatic or becomes of unsound mind; or

(c) if by notice in writing to the company he resigns his office.

ARTICLE FIVE

The Officers

Section 5.01 The Officers of the corporation shall consist of a President, Secretary, Treasurer, and such other Officers and Assistant Officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers other than the President need not be Directors of the corporation.

Section 5.02 Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so elected shall hold office until his successor is chosen and qualified.

Section 5.03 The President shall be chosen from among the Directors and shall preside over all meetings of the Directors and shall preside at all meetings of shareholders and discharge all the duties which devolve upon a presiding Officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnership, individuals the agent of the corporation, all subject to the provisions of the Texas Business Corporation Act, as amended, the Articles of Incorporation and these Bylaws.

Section 5.04 The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book, provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the corporation, and shall perform such other duties as this Code of Bylaws may require or the Board of Directors may prescribe.

Section 5.05 The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may, from time to time, come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

ARTICLE SIX

Remuneration of Directors and Officers

Section 6.01 The remuneration to be paid to the Directors shall be such as the Board shall, from time to time, determine and such remuneration shall be in addition to the salary paid to any officer of the company who is also a member of the Board. The Directors may also, by resolution, award special remuneration to any Director undertaking any special service on the company’s behalf other than the routine work ordinarily required by a Director of the company and confirmation of any such resolution or resolutions by the stockholders shall not be required. The Directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the company.

Section 6.02 The remuneration of the Officers shall be fixed, from time to time, by the Board of Directors and the Officers shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the company.

ARTICLE SEVEN

Submission of Contracts or

Transactions to Shareholders for Approval

Section 7.01 The Board in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special general meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved or ratified by a resolution passed by a majority of the votes cast at any such meeting shall be as valid and binding upon the company and upon all the shareholders as though it had been approved or ratified by every shareholder of the company.

ARTICLE EIGHT

Voting Shares and

Securities in other Companies

Section 8.01 Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders’ meeting of such other corporation by the President of the corporation, if he be present; or, in his absence, by such person as the President and Secretary of the corporation shall, by duly executed proxy, designate to represent the corporation at such shareholders’ meeting.

ARTICLE NINE

Books and Records

Section 9.01 The minutes of the proceedings of the shareholders and Board of Directors of the corporation and the record of the shareholders of the corporation required to be kept by Article 2.44 of the Texas Business Corporation Act shall be kept at the registered office of the corporation in Texas. The books and records of Account also required to be kept by Article 2.44 shall be kept at the principal place of business of the corporation.

ARTICLE TEN

Executive Committee

Section 10.01 If the Board of Directors adopts a Resolution designating three Directors to constitute an Executive Committee, the Secretary shall maintain a record of the acts of the Executive Committee in the minute book of the corporation. The Executive Committee may act in formal meeting by resolutions entered in the minutes or the Executive committee may act by consent in writing signed by all three members of the Committee, record of which shall be placed in the minute book. As provided by the Articles of Incorporation, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by the Texas Business Corporation Act and other applicable law. Such Executive Committee may be abolished at any time by resolution of the Board of Directors.

ARTICLE ELEVEN

Borrowing of Money

Section 11.01 The Directors of the company may, from time to time:

(a) Borrow money upon the credit of the company;

(b) Limit or increase the amount to be borrowed;

(c) Issue debentures or other securities of the company and pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient;

(d) Mortgage, hypothecate, charge or pledge all or any of the real and personal property undertaking the rights of the company to secure any such debentures or other securities or any money borrowed or any other liability of the company.

Nothing in this Bylaw contained shall limit or restrict the borrowing of money by the company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the company.

Section 11.02 The Directors may, from time to time, authorize any Director or Directors, Officer or Officers, employee of the company, or other person or persons, whether connected with the company or not, to make arrangements with reference to the money borrowed or to be borrowed as aforesaid, and as to the terms and conditions of the loan thereof, and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional securities for any moneys borrowed or remaining due by the company as the Directors of the company may authorize, and generally to manage, transact and settle the borrowing of money by the company.

Section 11.03 The Directors may, from time to time, authorize any Director or Directors, office or officers, employee of the company or other person or persons, whether connected with the company or not, to sign, execute and give on behalf of the company all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue checks, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments, and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the company.

Section 11.04 The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the company possessed by its Directors or Officers independently of a borrowing Bylaw.

ADOPTED by Resolution of Board of Directors and the Shareholder by written agreement in lieu of meeting, the 10th day of June, 1988.

/s/ Wm Blair Massey
SECRETARY

CONSENT

Pursuant to Article 9.10 of the Texas Business Corporation Act, Perini Corporation, owner of all outstanding shares of Majestic Mining, Inc., a Texas corporation, does hereby consent in writing to the adoption of the following resolution:

SHAREHOLDERS RESOLUTION NO. 78-2

RESOLVED THAT:

1.	The formal holding of a special meeting of shareholders prescribed by Section 3.03 of the By-Laws be, and the same is hereby waived.

2.	That Article Four, the Board of Directors, Section 4.01, of the By-Laws of this Corporation be, and it hereby is, amended to read as follows:

The business and affairs of the Corporation shall be managed by a Board of four Directors who need not be residents of the State of Texas or shareholders of the Corporation.

The said shareholder has consented that such action be taken without any meeting of shareholders and has instructed the Secretary or Assistant Secretary to insert this consent in the minute book of said Majestic Mining, Inc.

DATED THIS 9TH DAY OF MAY, 1978

PERINI CORPORATION

By	/s/ David B. Perini
David B. Perini

CONSENT

Pursuant to Article 9.10 of the Texas Business Corporation Act, Perini Corporation, owner of all outstanding shares of Majestic Mining, Inc., a Texas corporation, does hereby consent in writing to the adoption of the following resolution:

SHAREHOLDERS RESOLUTION NO. 83-2

RESOLVED THAT:

1.	The formal holding of a special meeting of shareholders prescribed by Section 3.03 of the By-Laws be, and the same is hereby waived.

2.	That Article Four, the Board of Directors, Section 4.01, of the By-Laws of this Corporation be, and it hereby is, amended to read as follows:

The business and affairs of the Corporation shall be managed by a Board of three Directors who need not be residents of the State of Texas or shareholders of the Corporation.

The said shareholder has consented that such action be taken without any meeting of shareholders and has instructed the Secretary or Assistant Secretary to insert this consent in the minute book of said Majestic Mining, Inc.

DATED THIS 3rd day of February 1983.

PERINI CORPORATION

By	/s/ David B. Perini
David B. Perini

CONSENT

Pursuant to Article 9.10 of the Texas Business Corporation Act, Perini Corporation, owner of all outstanding shares of Majestic Mining, Inc., a Texas corporation, does hereby consent in writing to the adoption of the following resolution:

SHAREHOLDERS RESOLUTION NO. 85-2

RESOLVED THAT:

1.	The formal holding of a special meeting of shareholders prescribed by Section 3.03 of the By-Laws be, and the same is hereby waived.

2.	That Article Four, the Board of Directors, Section 4.01, of the By-Laws of this Corporation be, and it hereby is, amended to read as follows:

The business and affairs of the Corporation shall be managed by a Board of two Directors who need not be residents of the State of Texas or shareholders of the Corporation.

The said shareholder has consented that such action be taken without any meeting of shareholders and has instructed the Secretary or Assistant Secretary to insert this consent in the minute book of said Majestic Mining, Inc.

DATED THIS 3rd day of February 1984.

PERINI CORPORATION

By	/s/ David B. Perini
David B. Perini

MAJESTIC MINING, INC.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Majestic Mining, Inc. (the “Corporation”), and acting pursuant to Article 9.10 of the Texas Business Corporation Act in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ H. Drexel Short
H. Drexel Short

/s/ Roger L. Nicholson
Roger L. Nicholson